EXHIBIT 4

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       MEDIWARE INFORMATION SYSTEMS, INC.
                Under Section 807 of the Business Corporation Law

                  The undersigned, being the President and the Secretary, respectively, of Mediware Information Systems, Inc. (the "Corporation"), in order to restate the Certificate of Incorporation of the Corporation in its entirety, hereby certify as follows:

                  FIRST: The name of the Corporation is Mediware Information Systems, Inc. The name under which the Corporation was formed was Binary Systems, Inc.

                  SECOND:  The    Corporation's    original    Certificate    of
Incorporation was filed by the Department of State of the State of New York on January 22, 1970.

                  THIRD: The text of the Certificate of Incorporation of the Corporation is hereby restated without further amendment or change to read as follows:

                  FOURTH: The purposes, for which the Corporation is formed, are:

                           (1) To engage in the business of electronic and non-electronic data processing, indexing and systematizing, and ancillary to such business, to establish, operate, service, supervise and maintain data processing systems in all record systems and other fields of endeavor, including but not limited to, records, management, auditing, personnel and inventory control, pricing, labeling, identifying and sorting, rating, product and property sales, manufacturing processes, distribution, marketing and market research, market and sales analysis and buying and selling trends analysis.



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                           (2)  To  engage  in the  business  of  supplying  and
         furnishing the services of technical and other specialized personnel, including but not limited to, computer programmers, computer operators and computer analysts, to any person, to any and all kinds of businesses, firms, corporations, to governmental or quasi-governmental agencies, departments, bureaus and commissions, to organizations and foundations, and to receive and collect fees and other compensation for services rendered by such personnel.

                           (3) To develop electronic and computer programs for use in all fields of endeavor and to use or sell, lease or otherwise dispose of same; to purchase, lease and otherwise acquire computers and computer time, and to operate computers, for the sale, lease and other disposition of computer time to any persons, firms, corporations and associations; to advise and counsel manufacturers, wholesalers, retailers, operators and owners of computers and computer systems with respect to the manufacture, sale and use of computers and computer systems.

                           (4) To engage in research and development, purchase, sale, import, export, license, distribution, design, manufacture, or rental of any product, machine, apparatus, appliance, merchandise and property of every kind and description, ideas, systems, procedures and services of any nature, including, without limiting the generality of the foregoing, all types of products which possess an internal intelligence for recognizing and correlating any type of data or information to be processed, pattern interpretation, recognition and memory systems and equipment, optical scanning, analog, and digital computers, components, all types of electrical, mechanical, electro-mechanical and electronic products and systems such as for analysis of visible, radar, sonar or other inputs, voice recognition and identification of voice elements and magnetic storage and rums.

                           (5)   To   acquire   by    purchase,    subscription,
         underwriting or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange, or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation or association, whether domestic or foreign, or of any firm or individual or of the United States or any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or without the

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         United States, and also to issue in exchange therefor, stocks, bonds or other securities or evidences of indebtedness of this Corporation, and, while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting powers thereon.

                           (6) To construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey or otherwise dispose of and turn to account, any and all plants, machinery, works, implements and things or property, real and personal, of every kind and description, incidental to, connected with, or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part or parts of the properties, assets, business and good will of any persons, firms, associations or corporations.

                           (7) The powers, rights and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this Corporation shall have all the rights, powers and privileges granted or permitted to a corporation by such statute.

                  FIFTH: The office of the Corporation is to be located in the County of Suffolk, State of New York.

                  SIXTH: The Corporation shall have the authority to issue 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Shares"), and 12,000,000 shares of Common Stock, par value $.10 per share. The Preferred Shares may be issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. All Preferred Shares shall be identical except that the Board of Directors of the Corporation is granted the authority to fix, subject to the provisions herein set forth, before the

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issuance of any shares of a series,  the number of shares to be included in such series, the dividends payable on the shares of such series, the redemption price of the shares of such series, if any, and the terms and conditions of such redemption, the terms and conditions under which the shares of such series are convertible, if they are convertible, and other rights, preferences and limitations pertaining to such series.

                  SEVENTH: The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of process against the Corporation served upon him is:

                             1121 Old Walt Whitman Road
                             Melville, New York  11747-3005
                             Attention:  President

                  EIGHTH: No shareholder of this Corporation shall have a preemptive right because of his shareholdings to have first offered to him any part of any of the presently authorized shares of this Corporation hereafter issued, optioned or sold, or any part of any debentures, bonds, notes or securities of this Corporation convertible into shares hereafter issued, optioned or sold by the Corporation. This provision shall operate to defeat rights in all shares and classes of shares now authorized and in all debentures, bonds, notes or securities of the Corporation which may be convertible into shares and also to defeat preemptive rights in any and all shares and classes of shares and securities convertible into shares which this Corporation may be

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hereafter authorized to issue by any amended certificate duly filed.

                  NINTH: Definitions. The following terms, when used in this Restated Certificate of Incorporation, shall have the meanings set forth below:

                           "Common Stock" means the Corporation's Common Stock, par value $.01 per share, and, except for purposes of the shares obtainable upon conversion of shares of Preferred Stock, any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the Holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

                           "Market Price" means as to any security the average of the closing price of such security's sales on the principal domestic securities exchange on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the closing bid price on all other domestic securities exchanges at the end of such day, or, if on any day such security is not so listed, the representative bid price quoted in the NASDAQ System as of the close of reported trading, on such day, or, if on any day such security is not quoted in the NASDAQ System, the closing bid price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" will be the fair value thereof determined by the Board of Directors of the Corporation; provided that in making any such determination the Board of Directors shall take into account and be consistent with any similar determination made for the benefit of the Holders of warrants or options or other convertible securities.

                           "Holder" means a Holder of shares of stock of the Corporation, registered as such on the books of the Corporation.

                           "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

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                  TENTH:  The Corporation  shall indemnify to the fullest extent permitted by the Business Corporation Law of New York any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a Director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in
any  capacity,  against  judgments,   fines,  amounts  paid  in  settlement  and
reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein; provided, however, that this indemnification shall not be deemed exclusive of any other rights to which a Director or officer seeking indemnification or advancement of expenses may be entitled, whether provided by law or contained in the Certificate of Incorporation or By-Laws, or a resolution of shareholders, a resolution of Directors, or an agreement providing for such indemnification. The Corporation shall have the power to purchase and maintain insurance to cover (i)
Directors,   officers,   employees,   agents,  attorneys,   trustees  and  other
representatives and (ii) the Corporation for any obligation relating to indemnification. The intent of the foregoing indemnification provisions is both to confirm and to expand upon

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the  indemnification  provided by the New York Business  Corporation Law as from time to time amended so as to maintain and continue to attract persons of high quality to serve the Corporation as officers, Directors, employees, agents or in similar capacities.

                  ELEVENTH: To the fullest extent permitted by New York Business Corporation Law as presently in effect or hereafter amended, a Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any breach of duty as a Director. If the New York Business Corporation Law is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of the Directors, than the liability of a Director of a Corporation shall be, without further corporate action, eliminated or limited to the fullest extent permitted by the New York Business Corporation Law, as so amended. No repeal or modification of this Article shall adversely affect any right or protection of a Director of the Corporation existing at the date of such repeal or modification or create any liability or adversely affect such right or protection with respect to any act or omission occurring prior to such repeal or modification.

                  TWELFTH: The transferability of all shares of Common Stock may be limited by the Board of Directors so that such shares may not be offered or sold in a public distribution or public offering. Such limitation may be imposed only if prior to December 31, 1991, shares of Common Stock of the Corporation are offered to the public in an underwritten public offering, and in

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such event,  the limitation  shall continue for a period of not less than twelve months but no more than eighteen months (depending on the demands of the underwriter and the determination of the Board) following the completion of such public offering.

                  THIRTEENTH: A. The Board of Directors of the Corporation shall consist of not less than nine Directors as may be fixed by the By-Laws. The Directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. All classes shall be as nearly equal in number as possible, but each class shall consist of at least three Directors. The terms of office of the Directors initially classified shall be as follows: at the annual meeting of shareholders on January 17, 1992 at which this Article FOURTEENTH is approved by the shareholders, Class I Directors shall be elected for a one-year term expiring at the next succeeding annual meeting of shareholders, Class II Directors for a two-year term expiring at the second succeeding annual meeting of shareholders, and Class III Directors for a three-year term expiring at the third succeeding annual meeting of shareholders. At each annual meeting of shareholders after the annual meeting at which this Article FOURTEENTH is approved by the shareholders, Directors so classified who are elected to replace those whose terms expire at each such annual meeting shall be elected to hold office for a three-year term until the third succeeding annual meting following such Directors' election. Each Director so classified shall hold office until the annual meeting at which

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his term expires and until his successor has been elected and qualified.

                  Newly-created directorships resulting from an increase in the number of Directors and vacancies occurring on the Board of Directors for any reason may be filled by vote of the Directors (including a majority of Directors then in office if less than a quorum exists), provided, however, that, if the number of Directors is changed, (i) any newly-created directorships or any decrease in directorships shall be apportioned among the classes so as to make all classes as nearly equal as possible, and (ii) when the number of Directors is increased by the Board and any newly-created directorships are filled by the Board, there shall be no classification of the additional Directors until the next annual meeting of shareholders. Any Director elected by the Board to fill a newly-created directorship shall hold office until the next annual meeting of shareholders and until his successor, classified in accordance with this Article FOURTEENTH, has been elected and qualified. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

                  B. No amendment of this Restated Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this Article FOURTEENTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of at least 80% of the outstanding

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shares of stock of the  Corporation  entitled to vote in elections of Directors;
provided that this paragraph B shall not apply to any such amendment if such amendment is submitted to the shareholders for adoption with the unanimous recommendation of the entire Board of Directors.

                  FOURTEENTH: The restatement of the Certificate of Incorporation of the Corporation has been duly authorized by the Board of Directors of the Corporation in accordance with the provisions of Section 807 of the Business Corporation Law of the State of New York.



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                  IN WITNESS  WHEREOF,  this  certificate has been subscribed to this 26th day of June, 1996, by the undersigned, who affirm that the statements made herein are true under the penalties of perjury.

                                       /s/ Les Dace
                                       ______________________________
                                       President



                                       /s/ Lawrence Auriana
                                       ______________________________
                                       Secretary

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